Exhibit 10.62

SCHEDULE A 1 Dundas Street West, Suite 2402, Bos 10, Toronto, Ontario M5G 1Z3 (410) 977-1502 FAX (410) 977-0000

January 27, 1993

Messrs. Francis J. L. Guardia and
John W. Perston
General Araya No. 7
Colonia La Huerta
Hemosillo, Sonora

Gentleman:

This letter agreement is intended to supersede and replace all prior agreements entered into between Minefinders and Messrs. Guardia and Perston or G & P International (hereafter referred to as “G&P”). There are no representations, warranties, forms, conditions, undertakings or collateral agreements, express, implied or statutory, between the parties other than expressly set forth herein.

In consideration for G&P presenting and negotiating, on Minefinders’ behalf, the acquisition of the Dolores Option Agreement with Sr. Liábano Saenz pertaining to the Property set out in Schedule “A” which is incorporated herein by reference, Minefinders agrees that G&P will be entitled to receive, following signature of the Dolores Option Agreement and subject to regulatory approval, eighty thousand (80,000) Minefinders treasury shares, issuable as follows:

1)                         twenty thousand (20,000) common shares following signature and regulatory approval;

2)                         thirty thousand (30,000) common shares upon initiation by Minefinders of a phase 2 drilling program (i.e. following a successful, phase 1 initial drilling program);

3)                         thirty thousand (30,000) common shares following a positive production decision.

In addition, Minefinders agrees to grant to G&P a one and one quarter percent (1-1/4%) net smelter return (“NSR”) on all gold production achieved from the Dolores Project, following a positive production decision by Minefinders. The calculation of the NSR is set out in Schedule “B” and is incorporated herein by reference.

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Minefinders acknowledges and agrees that G&P are not making any representations or warranties with respect to the quality or soundness of the Dolores Project.

Neither party is the agent or representative of the other and accordingly shall have no right or authority to pledge the credit of the other or deal in any way on the others’ behalf.

G&P acknowledge that Minefinders has paid in full all sums due and owing for services rendered by G&P up to the date hereof.

Minefinders may wish to engage G&P to act as independent professional contractors, to assist in the management and execution of exploration programs on the Dolores Project, on terms to be mutually agreed to in writing, in advance.

The parties hereto acknowledge and agree that the engagement of G&P hereunder was on an exclusive basis and will preclude G&P from providing similar services to other clients for a period of two (2) years from the date hereof with respect to any properties within 8 kilometres of the perimeter of the Delores Project (the “Area of interest”) without first obtaining the written consent of Minefinders.

Notwithstanding the prohibition set forth in the preceding paragraph, if C&P, directly or indirectly, acquire, lease, or otherwise obtain or control any interest in public or private land or mineral rights on lands within the Area of Interest, within 2 years from the date hereof, other than with the prior written consent of Minefinders, you shall notify Minefinders within thirty (30) days immediately following the date of such acquisition and you or your affiliate shall convey such interest to Minefinders or its designate in such manner as Minefinders may direct, as soon as practicable thereafter, in consideration of the payment by Minefinders to you or such affiliate, as the case may be, of the sum of Cdn $1.00.

Any notice or other communication pertaining to this agreement will be in writing and will be given by, facsimile, addressed as follows:

If to G&P:
General Araya No. 7, Colonia La Huerta
Hermosillo, Sonora

Facsimile: (416) 597-0773

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If to Minefinders:

1 Dundas St. West
Toronto, Ontario
M5G 1Z3

Attention:	The President

Facsimile:	(416) 977-4653

Any such notice will be deemed to have been delivered and received on the day following the day it was sent. Any such notice or communication may also be served in person by delivering the same to a responsible person at the address specified above of the party to be served and will be deemed delivered and received at the time of service. Any party may change its address for service by notice in writing to the other.

This agreement shall be governed and construed in accordance with the laws of the Province of Ontario.

If the foregoing is in accordance with your understanding, please sign this letter and return the duplicate hereof to us. Whereupon this letter will form a binding agreement.

Yours truly,

MINEFINDERS CORPORATION LTD.

/s/ Marc C. Henderson
Marc C. Henderson
President

/s/ Richard D. Williams
Richard D. Williams
Vice-President

This foregoing is accepted as of the date first above written.

/s/ Francis J. L. Guardia
Francis J. L. Guardia

/s/ John W. Perston
John W. Perston

SCHEDULE A

DOLORES PROJECT PROPERTY DESCRIPTION

The following described mining concessions (the “Property”), all of which are located in the Madera Mining District of the State of Chihuahua, Mexico:

NOMBRE del LOTE	EXPEDIENTE	TITULO	SUPERFICIE
Alma Maria	E.-19557	T.-171947	6-00-00 Has.
Real Cananea Uno	E.-19412	T.-172084	179-77-93 Has.
Roal Cananoo	E.-19412	T.-172084	394-00-00 Has.
San Judas Tadeo	E.-19400	T.-172083	150-00-00 Has.
Ampl. Real Cananea Uno	E.-19528	T.-172087	360-00-00 Has.
Ampl. Real Cananea Dos	E.-19528	T.-172087	480-00-00 Has.
Ampl. Real Cananea	E.-19528	T.-172087	350-22-09 Has.

	Superficie Total		1920-00-02 Has.

Ampl. Real Cananea
Los Arbolitos
1100
Ampl. Real Cananea Uno
Silicified Hills
San Judas Tadeo
Real Cananea Uno
"Red Hill"
Alma Maria
Mineral de Dolores
Arroyo Amplio
Real Cananea
Ampl. Real Cananea Dos
El Agua Blanca

Graphic Scale	
0 1km 2km 3km	DOLORES MINING CAMP, CHIHUAHUA
Sources of Information: INEGI Topographic H12D48 El Refugio & H12D58 Chabacán; Claims - Ing.Dozal	CLAIMS LOCATION - Scale:1:50,000
	G & P

[Illegible]

EXHIBIT B

NET SMELTER RETURN ROYALTY
(“NSR”)

1.1           In the agreement, NSR means the net amount of money received by Minefinders for its own account from the sale of ore, or ore concentrates or other products from the claims to a smelter or other ore buyer after deduction of smelter and/or refining charges, penalties and any and all charges made by the purchaser of ore or concentrates, less any and all transportation costs to the refinery which may be incurred in connection with the transportation of concentrates, less all umpire charges which the purchaser may be required to pay; it being understood that the cost of milling, concentration, transportation to the mill or mining will not be deducted in computing net smelter returns.

2.1           Payment of the NSR by Minefinders to G & P shall be made quarterly within 45 days after the end of each quarter and shall be accompanied by unaudited financial statements pertaining to the operations carried out by Minefinders on the claims. Within 90 days after the end of each fiscal year of Minefinders in which the royalty is payable to G & P, the records relating to the calculation of the royalty for such year shall be audited and any resulting adjustments in the payment of the royalty payable to G & P shall be made forthwith. A copy of the said audit shall be delivered to G & P within 30 days of the end of such 90-day period.

3.1           Each annual audit shall be final and not subject to adjustments unless G & P delivers to Minefinders exceptions in reasonable detail within 6 months after G & P receives the report; G & P, or its representatives duly authorized in writing, at their expense, shall have the right to audit the books and records of Minefinders related to the NSR to determine the accuracy of the report, but shall not have access to any other books and records of Minefinders. The audit shall be conducted by an independent chartered or certified public accountant of recognized standing. G & P shall have the right to condition access to its books and records on execution of a written undertaking by the auditor that all information will be held in confidence and used solely for the purposes of audit and resolution of any disputes related to the report.

3.2           A copy of G & P’s report shall be delivered to Minefinders upon completion, and any discrepancy between the amount actually paid by G & P and the amount which should have been paid according to the G & P’s report shall be paid forthwith, one party to the other. In the event that the said discrepancy is to the detriment of G & P and exceeds 5% of the amount actually paid by Minefinders, then Minefinders shall pay the entire cost of the audit.

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4.1           No error in accounting or in interpretation of the agreement shall be the basis for a claim of breach of fiduciary duty, or the like, or give rise to a claim for exemplary or punitive damages or for termination or [Illegible] of the agreement or the estate and rights acquired and held by Minefinders under the terms of the agreement.

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